Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (as may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made as of     , 2025, by and among Neptune Insurance Holdings Inc., a Delaware corporation (the “Company”), BSIV Hold 101, LP, a Delaware limited partnership (“BSIV”), FTV VII, L.P, a Delaware limited partnership (“FTV VII”), FTV-NE Aggregator, LLC, a Delaware limited liability company (“FTV-NE Aggregator”) and Growth VII-Centre L.P., a Delaware limited partnership (“Growth VII-Centre”, and together with FTV VII and FTV-NE Aggregator, “FTV Entities”) and any other Person (as defined herein) who becomes a party hereto from time to time in accordance with this Agreement (collectively referred to herein as the “Holders”).

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following terms have the following meanings:

1.1 “Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof, provided that the Company and its Subsidiaries will not be deemed to be Affiliates of any Holders for purposes of this Agreement.

1.2 “Agreement” has the meaning set forth in the Preamble.

1.3 “Board of Directors” means the Company’s board of directors.

1.4 “Bregal” means Bregal Sagemount Management, L.P.

1.5 “Bregal Investors” means BSIV, its Permitted Transferees and its Permitted Assignees.

1.6 “BSIV” has the meaning set forth in the Preamble.

1.7 “Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of New York are authorized by law to close.

1.8 “Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

1.9 “Common Stock” means shares of the Company’s Class A common stock, par value $0.00001 per share.

1.10 “Company” has the meaning set forth in the Preamble.

1.11 “Company Expenses” has the meaning set forth in Section 2.7.

1.12 “Company Expense Threshold” has the meaning set forth in Section 2.7.

1.13 “Convertible Preferred Stock” means shares of the Company’s Convertible Preferred Stock, par value $0.00001 per share.

1.14 “Damages” means any loss, damage, claim or liability (joint or several), including legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.15 “Demand Notice” has the meaning set forth in Section 2.1(a).

1.16 “Demand Registration” means a Short-Form Registration, Long-Form Registration, Shelf Offering, Underwritten Block Trade or any other registration (other than a Piggyback Registration in accordance with Section 2.2) requested by the Holders in accordance with this Agreement.

1.17 “End of Suspension Notice” has the meaning set forth in Section 2.1(e).

1.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.19 “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.20 “FINRA” means the U.S. Financial Industry Regulatory Authority.

1.21 “FTV” means FTV Management Company L.P.

1.22 “FTV VII” has the meaning set forth in the Preamble.

1.23 “FTV Common Holders” means each of FTV-NE Aggregator and Growth VII-Centre.

1.24 “FTV Entities” has the meaning set forth in the Preamble.

1.25 “FTV Investors” means the FTV Entities and their respective Permitted Transferees and Permitted Assignees.

1.26 “Form S-1” means a registration statement on such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.27 “Form S-3” means a registration statement on such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.28 “FTV-NE Aggregator” has the meaning set forth in the Preamble.

1.29 “Growth VII-Centre” has the meaning set forth in the Preamble.

1.30 “Holdback Period” has the meaning set forth in Section 2.12.

1.31 “Holders” has the meaning set forth in the Preamble.

1.32 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.33 “Impacted Holder” has the meaning set forth in Section 3.10.

1.34 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.35 “Investors” means any of BSIV, FTV VII, FTV-NE Aggregator, Growth VII-Centre and their respective Permitted Transferees.

1.36 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.37 “Joinder” has the meaning set forth in Section 3.8.

1.38 “Key Holder” means (i) Trevor Burgess or any of his Permitted Transferees (as defined in the Certificate of Incorporation) or (ii) any “officer” (as defined under Section 16 of the Exchange Act) of the Company.

1.39 “Long-Form Registration” has the meaning set forth in Section 2.1(a).

1.40 “Lock-up Parties” has the meaning set forth in Section 2.12.

1.41 “Other Securities” has the meaning set forth in Section 2.12.

1.42 “Participating Investors” means any Investor participating in the request for a Demand Registration, Shelf Offering, Piggyback Registration or Underwritten Block Trade, as applicable.

1.43 “Permitted Assignee” or “Permitted Assignees” has the meaning set forth in Section 3.3.

1.44 “Permitted Transferee” means any of (i) with respect to BSIV or any FTV entity, any Affiliate of BSIV or such FTV entity, respectively, (ii) with respect to BSIV, Bregal, any Affiliate of Bregal, or any investment fund or investment vehicle, directly or indirectly, affiliated with, or managed, advised or sponsored by, Bregal or an Affiliate of Bregal, and (iii) with respect to any FTV Entity, FTV, any Affiliate of FTV, or any investment fund or investment vehicle, directly or indirectly, affiliated with, or managed, advised or sponsored by, FTV or an Affiliate of FTV, in each case, (A) other than any portfolio company of any of the foregoing, and (B) provided that, prior to or concurrently with any transfer of Registrable Securities to such Person, such Person shall have executed and delivered to the Company a Joinder in the form of Annex A attached hereto to the extent such Person is not already bound by the terms of this Agreement.

1.45 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.46 “Piggyback Registration” has the meaning set forth in Section 2.2.

1.47 “Registration Expenses” means, without duplication, the Selling Expenses and the Company Expenses.

1.48 “Registrable Securities” means (i) any shares of Common Stock that may be delivered in exchange for Convertible Preferred Stock held by the Holders and (ii) any shares of Common Stock held by the FTV Common Holders immediately after giving effect to the IPO; provided that, notwithstanding anything in this Agreement to the contrary, the maximum number of Registrable Securities for which (x) any FTV Investors shall have the right to request registration for hereunder (including pursuant to any Demand Registration or any Piggyback Registration) shall, in the aggregate, be 14,556,518 shares of Common Stock, and (y) any Bregal Investors shall have the right to request registration for hereunder (including pursuant to any Demand Registration or any Piggyback Registration) shall, in the aggregate, be 20,350,595 shares of Common Stock. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities at the earliest of (1) the date as of which such Registrable Securities have been sold pursuant to an effective registration statement under the Securities Act, (2) the date as of which such Registrable Securities have been sold under SEC Rule 144 (or any successor rule or other exemption from the registration requirements of the Securities Act), (3) the date as of which such Registrable Securities have been otherwise transferred, a certificate or book-entry statement for such Registrable Securities not bearing any restrictive legend has been delivered by the Company, and such Registrable Securities may thereafter be sold by the Holder thereof without registration under the Securities Act, (4) as to Registrable Securities held by any Holder, the date as of which the Holder of such Registrable Securities beneficially owns less than one percent (1%) of the Company’s outstanding Common Stock and all such shares of Registrable Securities then held by such Holder are eligible to be sold without limitation under SEC Rule 144 in any ninety (90)-day period thereunder, (5) as to Registrable Securities held by any Bregal Investors, the date as of which the Bregal Investors shall have sold, in the aggregate, 27,293,478 shares of Common Stock pursuant to any Demand Registration or Piggyback Registration hereunder, and (6) as to Registrable Securities held by any FTV Investors, the date as of which the FTV Investors shall have sold, in the aggregate, 14,556,522 shares of Common Stock pursuant to any Demand Registration or Piggyback Registration hereunder.

1.49 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.50 “Sale Transaction” has the meaning set forth in Section 2.12.

1.51 “SEC” means the Securities and Exchange Commission.

1.52 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.53 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.54 “Securities” has the meaning set forth in Section 2.12.

1.55 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.56 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder and all other fees, costs or expenses incurred by any Holder in connection with the registration, offer or sale of Registrable Securities.

1.57 “Selling Holders” means, collectively, Holders that elect to include Registrable Securities in a registration pursuant to this Agreement.

1.58 “Shelf Offering” has the meaning set forth in Section 2.1(c).

1.59 “Shelf Offering Notice” has the meaning set forth in Section 2.1(c).

1.60 “Shelf Registration” has the meaning set forth in Section 2.1(b).

1.61 “Shelf Registrable Securities” has the meaning set forth in Section 2.1(c).

1.62 “Shelf Registration Statement” has the meaning set forth in Section 2.1(b).

1.63 “Short-Form Registration” has the meaning set forth in Section 2.1(c).

1.64 “Stockholders Agreement” means the Stockholders Agreement, dated as of May 10, 2023, by and among the Company, BSIV and the other parties listed in the signature pages thereto, as amended prior to the date hereof.

1.65 “Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or will be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

1.66 “Suspension Event” has the meaning set forth in Section 2.1(e).

1.67 “Suspension Notice” has the meaning set forth in Section 2.1(e).

1.68 “Suspension Period” has the meaning set forth in Section 2.1(e).

1.69 “Underwritten Block Trade” has the meaning set forth in Section 2.1(c)(ii).

1.70 “WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

ARTICLE 2

REGISTRATION RIGHTS

The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after the date that is one hundred eighty (180) days after the date of the final prospectus relating to the IPO, the Company receives a request from an Investor that the Company file a Form S-1 (“Long-Form Registration”) with respect to a number of Registrable Securities then outstanding with an anticipated aggregate offering price of no less than $200 million, then the Company shall (i) within five (5) Business Days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within five (5) Business Days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(d), Section 2.1(f) and Section 2.3.

(b) Form S-3 Demand. If at any time after the date that is one (1) year after the date of the final prospectus relating to the IPO, when it is eligible to use a Form S-3, the Company receives a request from an Investor that the Company file a Form S-3 (“Short-Form Registration”) with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price of no less than $200 million, then the Company shall (i) within five (5) Business Days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within thirty (30) days after the date such request is given by the Initiating Holders, file a Form S-3 under the Securities Act covering all Registrable Securities requested to be included in such registration by the Initiating Holders and by any other Holders, as specified by notice given by each such Holder to the Company within five (5) Business Days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(d), Section 2.1(f) and Section 2.3. So long as the Company is then-eligible to use any applicable shelf registration under Rule 415 of the Securities Act (a “Shelf Registration Statement”), (A) following any such request by an Investor, unless the Investor instructs the Company otherwise in writing, the Company will file a shelf registration statement with respect to all of the Registrable Securities requested to be included in such registration statement (a “Shelf Registration”), and (if the Company is a WKSI at the time any such request is submitted or will become one by the time of the filing) an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”) and (B) after the date that is one (1) year after the date of the final prospectus relating to the IPO, the Company will, as expeditiously as possible, use commercially reasonable efforts to file a Shelf Registration Statement registering all the Registrable Securities for resale. The Company will use commercially reasonable efforts to remain a WKSI during the period any such Automatic Shelf Registration Statement is required to remain effective, refile a new Automatic Shelf Registration Statement covering the Registrable Securities at the end of its third year, and (if the Company determines that it is not a WKSI) use commercially reasonable efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and to keep such registration statement effective to the extent contemplated under this Agreement. The Company will notify each holder of Registrable Securities within five (5) Business Days of the filing of any such Shelf Registration Statement.

(c) Shelf Registrations.

(i) For so long as a Shelf Registration Statement is and remains effective, the Investors will have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering) Registrable Securities pursuant to such registration statement (“Shelf Registrable Securities”), on the terms and subject to the limitations set forth in this Agreement. If the Investors desire to sell pursuant to an underwritten offering outstanding Registrable Securities of such Holders having an anticipated aggregate offering price of no less than $50 million, then the Investors may deliver to the Company a written notice (a “Shelf Offering Notice”) specifying the number of Shelf Registrable Securities that the Investors desire to sell pursuant to such underwritten offering (a “Shelf Offering”). As promptly as practicable, but in no event later than five (5) Business Days after receipt of a Shelf Offering Notice, the Company will give written notice of such Shelf Offering Notice to all other Holders of Shelf Registrable Securities that have been identified as selling stockholders in such Shelf Registration Statement and are otherwise permitted to sell in such Shelf Offering, which such notice shall request that each such Holder specify, within five (5) Business Days after such Holder’s receipt of such notice, the maximum number of Shelf Registrable Securities such Holder desires to be disposed of in such Shelf Offering. The Company, subject to Section 2.4, will include in such Shelf Offering all Shelf Registrable Securities with respect to which the Company has received timely written requests for inclusion. The Company will, as expeditiously as possible, but subject to Section 2.1(d), Section 2.1(f) and Section 2.3, use commercially reasonable efforts to consummate such Shelf Offering.

(ii) If any Investor desires to engage in an underwritten block trade or bought deal pursuant to a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement) (each, an “Underwritten Block Trade”), then notwithstanding the time periods set forth in Section 2.1(c)(i) (but subject to the minimum offering size and any other applicable limitations set forth in this Agreement), such Investor may notify the Company of the Underwritten Block Trade not less than three (3) Business Days prior to the day such offering is first anticipated to commence. The Company will promptly notify other Investors (if any) of such Underwritten Block Trade and such notified Holders may elect whether or not to participate no later than the next Business Day (i.e., two (2) Business Days prior to the day such offering is to commence) (unless a longer period is agreed to by the Investors), and the Company will as expeditiously as possible use commercially reasonable efforts to facilitate such Underwritten Block Trade (which may close as early as one (1) Business Day after the date it commences); provided that notice to other Investors shall not be required upon the earlier of (x) with respect to any Holder, the date upon which such Holder, together with its Affiliates, beneficially owns less than five percent (5%) of the Company’s outstanding Common Stock and (y) the date that is eighteen (18) months following the closing of the IPO; provided further that notwithstanding clause (x), if following the date that is eighteen (18) months after the closing of the IPO, a Holder affiliated with Bregal and a Holder affiliated with FTV each notifies the Company that it desires to engage in an Underwritten Block Trade, the Company will promptly notify each such Holder and use its commercially reasonable efforts to facilitate such Underwritten Block Trade with respect to the Registrable Securities requested to be included therein by each of such Holders, subject to Section 2.4(a). Notwithstanding the provisions of Section 2.1(c)(ii), no other Holder (other than an Investor, if any) or any other stockholder of the Company (other than any Key Holder) will be permitted to participate in an Underwritten Block Trade without the written consent of the Participating Investors.

(d) Company’s Right to Defer Registration. Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that, in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective in accordance with this Agreement, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to postpone the filing or initial effectiveness of the demanded registration statement or suspend the effectiveness of any then effective registration statement registering the resale of the Registrable Securities for a period of not more than sixty (60) days (the “Suspension Period”); provided, however, that the Company may not invoke this right more than once in any twelve (12) month period (for avoidance of doubt, in addition to the Company’s rights and obligations under Section 2.5(b)); and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period other than an Excluded Registration.

(e) Company’s Right to Suspend Registration. In the case of an event that causes the Company to suspend the use of any registration statement as set forth in Section 2.1(d) above or any event described in Section 2.5(b) (a “Suspension Event”), the Company will give a notice to the Holders whose Registrable Securities are registered pursuant to such registration statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice must state generally the basis for the notice and that such suspension will continue only for so long as the Suspension Event or its effect is continuing. Each Holder agrees not to effect any sales of its Registrable Securities pursuant to such registration statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. A Holder may recommence effecting sales of the Registrable Securities pursuant to the registration statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice will be given by the Company to the Holders promptly following the conclusion of any Suspension Event (and in any event during the permitted Suspension Period). Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice with respect to any registration statement pursuant to this Section 2.1(e), the Company will extend the period of time during which such registration statement will be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event.

(f) Restrictions on Registration Rights.

(i) The Company shall not be obligated to initiate or effect, or to take any action to initiate or effect, any Demand Registration pursuant to Section 2.1(a) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to initiate or effect, or to take any action to initiate or effect, any Demand Registration pursuant to Section 2.1(a), Section 2.1(b) or Section 2.1(c) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a registered, underwritten Company-initiated offering, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective and the Company shall not invoke this right more than once in any twelve (12) month period.

(ii) Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to initiate or effect, or to take any action to initiate or effect, more than four (4) Demand Registrations in any twelve (12) month period (or two (2) Demand Registrations initiated by Holders affiliated with Bregal and two (2) Demand Registrations initiated by Holders affiliated with FTV) , including no more than two (2) Long-Form Registrations in any twelve (12) month period (or one (1) Long-Form Registration initiated by Holders affiliated with Bregal and one (1) Long Form Registration initiated by Holders affiliated with FTV). In addition, the Company shall not be obligated to initiate or effect more than one (1) Demand Registration in any calendar quarter; provided, that (A) the filing of a Shelf Registration Statement and (B) any Shelf Offering or Underwritten Block Trade conducted substantially concurrently therewith, shall together be deemed a single Demand Registration for purposes of this limitation.

2.2 Piggyback Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration) (a “Piggyback Registration”), the Company shall, at such time, promptly give each Holder notice of such registration (and in any event not less than fifteen (15) days prior to the anticipated filing date of the applicable registration statement). Upon the request of each Holder given within five (5) Business Days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3 and Section 2.4, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses, which shall be borne by the Selling Holders) of any Piggyback Registration shall be borne by the Company (and, for the avoidance of doubt, shall not be included in calculating the Company Expense Threshold in accordance with Section 2.7).

2.3 Underwriting Requirements. If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by a majority in interest of the Initiating Holders, subject to the approval of the Company which shall not be unreasonably withheld. In such events, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.5(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated (a) among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such Selling Holders, or (b) if such underwriting shall include Registrable Securities to be issued and sold for the account of the Company or any Key Holder, as applicable, then in accordance with Section 2.4(a). To facilitate the allocations of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

2.4 Priority.

(a) Demand Registrations and Shelf Offerings. In connection with any Demand Registration pursuant to Section 2.1, the Company or any Key Holder may elect to include any securities that are not Registrable Securities as part of such registration and sale without the prior written consent of the Participating Investors. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and (if permitted hereunder) other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities (if any), which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then the Company will include in such offering (prior to the inclusion of any securities which are not Registrable Securities) (i) the number of Registrable Securities requested to be included by any Holder, (ii) if the Company has elected to participate in such offering, the number of securities elected to be included by the Company, and (iii) if any Key Holder is participating in such offering, the number of securities elected to be included by such Key Holder, which, in the aggregate, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among such Holders, the Company and such Key Holder, as applicable, on the basis of the number of securities requested to be included in such registration by each such Person.

(b) Piggyback Registrations.

(i) If a Piggyback Registration is an underwritten primary registration on behalf of the Company (i.e., a primary offering for the account of the Company), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, (x) the Registrable Securities and (y) other securities held by stockholders other than the Holders, in each case requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among such Holders and such other stockholders on the basis of the number of Registrable Securities and other securities owned by each such Holder and such other stockholders.

(ii) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s equity securities (other than pursuant to Section 2.1 hereof), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration (x) the Registrable Securities and (y) other securities held by stockholders other than the Holders, in each case requested to be included in such registration which, in the opinion of the underwriters, can be sold, without any such adverse effect, pro rata among such Holders and such other stockholders on the basis of the number of Registrable Securities and other securities owned by each such Holder and such other stockholders, respectively.

2.5 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall use commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof and as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective and keep such registration statement effective until the earliest of (i) the date as of which all Registrable Securities have been sold pursuant to a registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder), (ii) the date as of which the Holders no longer hold any Registrable Securities, and (iii) such shorter period as the Holders shall agree in writing;

(b) promptly notify the Holders and the managing underwriter or underwriters, if any, and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (i) when the applicable registration statement or any amendment thereto has been filed or becomes effective, and when the applicable prospectus or issuer free writing prospectus or any amendment or supplement thereto has been filed, (ii) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such registration statement, prospectus, or issuer free writing prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or any issuer free writing prospectus or the initiation or threatening of any proceedings for such purposes, (iv) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, (v) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction, and (vii) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(c) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to keep such registration statement effective in accordance with this Agreement and comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(d) furnish to the Selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(e) use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(f) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering and use commercially reasonable efforts to take all such other reasonable actions as such underwriters may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, with respect to any offering with an anticipated aggregate offering price of no less than $200 million, participating, on a customary basis and upon reasonable advance notice, in a road show of reasonable duration arranged by such underwriters with investors;

(g) use commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i)  cooperate with each Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA or any securities exchange on which the shares of Common Stock are or are to be listed;

(j) promptly make available for inspection by the Selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all such information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(k) notify each Selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(l) after such registration statement becomes effective, notify each Selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus

(m) cooperate with the Holders covered by the registration statement and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, or the removal of any restrictive legends associated with such securities on the books of the Company’s transfer agent or any account at which such securities are held, and enable such securities to be in such denominations; and registered in such names as the managing underwriter, if any, or such Holders may request;

(n) in the case of any underwritten offering, use its commercially reasonable efforts to obtain and deliver to the underwriter(s), in the manner and to the extent provided for in the applicable underwriting agreement, cold comfort letters from the Company’s independent public accountants in customary form and at customary times and covering matters of the type customarily covered by comfort letters; and

(o) use its commercially reasonable efforts to provide a legal opinion and negative assurance letter of the Company’s outside counsel covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings, and customary certificates by authorized officers of the Company as may be reasonably requested by any Holder or any underwriter of such Registrable Securities.

2.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any Selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.7 Expenses of Registration. In connection with any registration or offering of Registrable Securities hereunder or any request therefor, the Selling Holders with respect thereto shall pay or cause to be paid (a) all Selling Expenses relating thereto, which shall be borne and paid by the Selling Holders pro rata on the basis of the number of Registrable Securities registered on their respective behalf, and (b) other than in connection with any Piggyback Registration, to the extent such expenses exceed $75,000 for any such registration or offering (the “Company Expense Threshold”), all reasonable expenses incurred by or on behalf of the Company in excess of the Company Expense Threshold in connection with such registration or offering, including all registration, filing, and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for the Company (collectively, the “Company Expenses”), provided that, in connection with this clause (b), any other stockholders of the Company (other than any other Holders) that are registering or selling shares in such registration or offering or request therefor shall be required to pay their respective pro rata portion of such Company Expenses in excess of the Company Expense Threshold, based on (i) the number of securities included in such registration or offering or request therefor that are held by such respective stockholders that are not Holders, as compared to (ii) the number of Registrable Securities included in such registration or offering or request therefor by the Selling Holders; provided, however, that the Company shall not be required to pay for, and the Selling Holders shall reimburse the Company for, any Company Expenses (including Company Expenses that do not exceed the Company Expense Threshold) of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn (but not if delayed) at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Selling Holders shall bear all such Company Expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration); provided further that, if, at the time of such withdrawal, the Selling Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Selling Holders (including to any then-current directors of the Company previously designated to the Board of Directors by such Selling Holders or their Affiliates) at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Selling Holders shall not be required to pay any of such Company Expenses that are not in excess of the Company Expense Threshold. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2.7 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2. At any time prior to the effective date of the registration statement relating to a Long-Form Registration or Short-Form Registration or the “pricing” of any offering relating to a Shelf Offering, the Initiating Holders may revoke or withdraw such notice of a demand for a Long-Form Registration or Short-Form Registration or Shelf Offering Notice on behalf of all Holders participating in such Demand Registration without liability to such Holders, other than the obligation of such Holders to pay or cause to be paid any applicable expenses in accordance with Section 2.7 in each case by providing written notice to the Company, provided that any other Holder who had the right to initiate such registration or offering may elect to continue it on behalf of itself.

2.9 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Selling Holder, and the managers, partners, members, officers, directors, employees, agents, fiduciaries, stockholders and Affiliates of each such Holder; legal counsel, accountants and investment advisers for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon untrue statements or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each Selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such Selling Holder expressly for use in connection with such registration; and each such Selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Section 2.9(b) and Section 2.9(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.9 of notice in writing of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.9, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, except in the case of willful misconduct or fraud by such Holder, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.9(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) the remedies provided for in this Section 2.9 are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.

(g) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2.9, and otherwise shall survive the termination of this Agreement.

2.10 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the date of the final prospectus relating to the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.11 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration under this Agreement shall terminate when such Holder no longer holds any Registrable Securities. This Agreement shall terminate at the earlier of (a) such time as no Holders hold any Registrable Securities and (b) the fifth (5th) anniversary of the IPO.

2.12 “Market Stand-off” Agreement. In connection with any underwritten public offering, the Company, each officer and director of the Company and Holder (after giving effect to conversion into Common Stock of all outstanding Convertible Preferred Stock) (collectively, the “Lock-up Parties”) will enter into any lock-up, holdback or similar agreements requested by the underwriter(s) managing such offering, in each case with modifications and exceptions as may be approved by such underwriters. Without limiting the generality of the foregoing, each Lock-up Party hereby agrees that in connection with the IPO and in connection with any registration pursuant to Section 2.1 and Section 2.2 that is an underwritten public offering, not to (a) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any equity securities of the Company (including equity securities of the Company that may be deemed to be beneficially owned by such Holder in accordance with the rules and regulations of the SEC) (collectively, “Securities”), or any securities, options or rights convertible into or exchangeable or exercisable for Securities (collectively, “Other Securities”), (b) enter into a transaction which would have the same effect as described in clause (a) above, (c) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities or Other Securities, whether such transaction is to be settled by delivery of such Securities or Other Securities, in cash or otherwise (each of (a), (b) and (c) above, a “Sale Transaction”), or (d) publicly disclose the intention to enter into any Sale Transaction, commencing on the earlier of (A) the date on which the Company gives notice to the Holders that a preliminary prospectus has been circulated for such underwritten public offering or (B) the “pricing” of such offering and continuing to the date that is (i) one hundred eighty (180) days following the date of the final prospectus for such underwritten public offering in the case of the IPO or (ii) ninety (90) days after the date of the underwriting agreement entered into in connection with any other underwritten public offering, to the extent timely notified in writing by the Company or the managing underwriter(s) (each such period, or such shorter period as agreed to by the managing underwriters, a “Holdback Period”). The Company may impose stop-transfer instructions with respect to any Securities or Other Securities subject to the restrictions set forth in this Section 2.12 until the end of such Holdback Period. Notwithstanding the foregoing, to the extent that the provisions related to market stand-off or applicable “lock-up” arrangements or agreements contained in, or entered into in connection with, an underwriting agreement entered into in connection with any underwritten public offering are in conflict with the foregoing provisions, the provisions in the “lock-up” arrangement or agreement or underwriting agreement, as applicable, shall control. Furthermore, notwithstanding the foregoing, any Holder that, together with its Affiliates, beneficially owns less than five percent (5%) of the Company’s outstanding Common Stock and is not an Affiliate of a then-current director or executive officer of the Company will not be subject to any lock-up, holdback or similar agreements required by this Section 2.12.

2.13 Registrable Securities Transactions. Subject to Section 2.11, if requested by any Holder in connection with any transaction involving any Registrable Securities (including any sale or other transfer of such securities without registration under the Securities Act), the Company agrees to use commercially reasonable efforts to provide such Holder with customary and reasonable assistance to the extent required from time to time to enable such Holder to sell the Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by SEC Rule 144.

2.14 In-Kind Distributions. If the Investors seek to effectuate an in-kind distribution of all or part of its Registrable Securities to its respective direct or indirect equityholders, the Company will, subject to any applicable lock-ups, reasonably cooperate with and assist such stockholder, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of shares without restrictive legends, to the extent no longer applicable).

2.15 Notices of Sales. Each request by any Investor(s) for any Demand Registration or Piggyback Registration under this Agreement shall identify whether such Investor(s) are Bregal Investors and/or FTV Investors and the number of shares of Registrable Securities included in such request on behalf thereof, respectively. At the request of the Company from time to time, each Holder shall identify to the Company the aggregate number of Registrable Securities sold by such Holder pursuant to any Demand Registration or Piggyback Registration hereunder, and shall provide such other information as the Company may reasonably request to confirm the shares requested to be included by any Holder in any Demand Registration or Piggyback Registration hereunder constitute Registrable Securities, including for purposes of verifying the maximum number of Registrable Securities sold by the Bregal Investors and the FTV Investors hereunder, respectively. The Company may conclusively rely on the information provided by the Investors and Holders for purposes of determining whether any shares requested to be included in any Demand Registration or Piggyback Registration constitute Registrable Securities under the terms of this Agreement.

ARTICLE 3

MISCELLANEOUS

3.1 Confidentiality. Each Holder agrees that such Holder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.1 by such Holder), (b) is or has been independently developed or conceived by the Holder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Holder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Holder, if such prospective purchaser agrees to be bound by the provisions of this Section 3.1; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Holder in the ordinary course of business, provided that such Holder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, court order or an applicable governmental or regulatory body, provided that the Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.2 Opt-Out Requests. Subject to Section 2.12, each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential public offering), to elect to not receive any notice that the Company otherwise is required to deliver pursuant to this Agreement regarding Demand Registrations, Shelf Offerings or Underwritten Block Trades by delivering to the Company, a written statement signed by such Holder that it does not want to receive any such notices hereunder (an “Opt-Out Request”), in which case, and notwithstanding anything to the contrary in this Agreement, the Company shall not be required to, and shall not, deliver any such notice or other related information required to be provided to Holders hereunder to the extent that the Company reasonably expects such notice or information would result in a Holder acquiring material non-public information within the meaning of Regulation FD promulgated under the Exchange Act. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Company an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests; provided, that each Holder shall use reasonable best efforts to minimize the administrative burden on the Company arising in connection with any such Opt-Out Requests.

3.3 Successors, Assigns and Transfers. The rights and obligations of each party hereto may not be assigned, in whole or in part, by a Holder without the written consent of the Company and the Investors; provided, however, that notwithstanding the foregoing, the rights and obligations set forth herein may be assigned, in whole or in part, without consent, to any Permitted Transferee of such Holder that becomes a holder of Registrable Securities upon a distribution by such Holder of Registrable Securities to its direct or indirect members, limited partners or stockholders, and such transferee shall be treated as a Holder for all purposes under this Agreement (each Person to whom the rights and obligations are assigned in compliance with this Section 3.3 is a “Permitted Assignee” and all such Persons, collectively, are “Permitted Assignees”); provided, further, that such transferee shall only be admitted as a party hereunder upon its, his or her execution and delivery of a Joinder in the form of Annex A, in accordance with Section 3.8 as if such Person were a party hereto, whereupon such Person will be treated as a Holder for all purposes of this Agreement, with the same rights, benefits, and obligations hereunder as a Holder with respect to the transferred Registrable Securities (except that if the transferee was a Holder prior to such transfer, such transferee shall have the same rights, benefits, and obligations with respect to such transferred Registrable Securities as were applicable to Registrable Securities held by such transferee prior to such transfer). Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and Permitted Assignees and the Holders and their respective successors and Permitted Assignees (whether so expressed or not). Nothing herein shall operate to permit a transfer of Registrable Securities otherwise restricted by the Stockholders Agreement or any other agreement to which any Holder may be a party.

3.4 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

3.5 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.5.

3.6 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.7 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement will be by way of example rather than by limitation.

3.8 Joinder. Any Person that holds Common Stock may, with the prior written consent of the Company and the Investors, be admitted as a party to this Agreement upon its execution and delivery of a joinder agreement (a “Joinder”), in the form of Annex A, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents the Company determines are necessary to make such Person a party hereto), whereupon such Person will be treated as a Holder for all purposes of this Agreement; provided that, pursuant to Section 3.2, no consent will be required for Permitted Transferees of the Investors.

3.9 Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient; but if not, then on the next Business Day to the email address set out below or on signature pages hereto, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested, to the address set out below or on signature pages hereto. Such notices, demands and other communications will be sent to the Company at the address specified on the signature page hereto or any Joinder and to any holder, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein. The Company’s address is:

Neptune Insurance Holdings Inc.

c/o Neptune Flood Incorporated

400 6th Street S, Suite 2

St. Petersburg, Florida 33701

Attention:	Trevor Burgess, Chief Executive Officer and Chairman
Alais Griffin, General Counsel, Neptune Flood Incorporated
Email:	***

With copies (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, California 94105

Attention:	Michael J. Sullivan
James D. Evans
Mark Mushkin
Email:	***

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

3.10 Amendments and Waivers. The terms and provisions of this Agreement may only be amended, modified, or waived at any time and from time to time by a writing executed by the Company and the Investors; provided, however, that any modification, amendment, or waiver of this Agreement that would subject any Holder to materially adverse disproportionate treatment relative to the other Holders taking into account and considering the rights of such Holder prior to such amendment, modification, or waiver (each such Holder, an “Impacted Holder”) shall require the agreement of the Impacted Holders holding a majority of the Registrable Securities then outstanding. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

3.11 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.12 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.13 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NEPTUNE INSURANCE HOLDINGS INC.

By:
	Name:	Trevor Burgess
	Title:	Chief Executive Officer and Chairman

HOLDER:

BSIV HOLD 101, LP

By:
Name:	Michelle Riley
Title:	Authorized Signatory
Address:	c/o Bregal Sagemount Management LP
200 Park Avenue, Floor 45
New York, New York 10166
Email:	mriley@bregal.com

FTV VII, L.P.

By: FTV Management VII, L.P., its General Partner

By: FTV VII GP, L.L.C., its General Partner

By:
Name:	Andy Fleischman
Title:	Managing Member
Address:	c/o FTV Capital
535 Madison Avenue, Floor 33
New York, New York 10022
Email :	afleischman@ftvcapital.com

FTV-NE AGGREGATOR, LLC

By:
Name:	Andy Fleischman
Title:	Vice President & Secretary
Address:	c/o FTV Capital
535 Madison Avenue, Floor 33
New York, New York 10022
Email:	afleischman@ftvcapital.com

GROWTH VII-CENTRE, L.P.

By: FTV Management VII, L.P.
Its: General Partner

By:	FTV VII GP, L.L.C.
Its:	General Partner

By:
Name:	Andy Fleischman
Title:	Managing Member
Address:	c/o FTV Capital
535 Madison Avenue, Floor 33
New York, New York 10022
Email:	***

With copies (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:	Ross M. Leff, P.C.
Christopher Burwell
Email:	***

ANNEX A

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of __________________, 20__ (as amended, modified and waived from time to time, the “Registration Agreement”), by and among Neptune Insurance Holdings Inc., a Delaware corporation (the “Company”), BSIV Hold 102, LP, a Delaware limited partnership, FTV-NE Aggregator, LLC, a Delaware limited liability company and Growth VII-Centre L.P., a Delaware limited partnership and the other parties thereto (including pursuant to other Joinders). Capitalized terms used herein have the meaning set forth in the Registration Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of, the Registration Agreement as a Holder in the same manner as if the undersigned were an original signatory to the Registration Agreement, and the undersigned will be deemed for all purposes to be a Holder, and the undersigned’s ____ shares of Common Stock will be deemed for all purposes to be Registrable Securities under the Registration Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ____________, 20___.

Signature

Print Name

Address:

Agreed and Accepted as of

________________, 20___:

[COMPANY]

By: ________________________

Its: ________________________